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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intermountain Community Bancorp
Sandpoint, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117265 and 333-121266) of Intermountain Community Bancorp, of our report dated February 24, 2005, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP

Spokane, Washington
March 24, 2005